UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 2, 2016

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”) was held on June 2, 2016. At the 2016 Annual Meeting, the holders of 6,366,586 shares of the Company’s common stock were represented in person or by proxy, thereby constituting a quorum.

Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders of the Company at the 2016 Annual Meeting.

Proposal 1. The stockholders of the Company elected George Gould, Dr. Jyrki Mattila and Michael Schamroth to the Board of Directors, each to serve until the 2019 annual meeting of stockholders or until such person resigns, is removed, or otherwise leaves office. The votes were cast as follows:

Director Name	For	Withheld
George Gould	3,050,921	1,635,035
Dr. Jyrki Mattila	4,566,193	109,781
Michael Schamroth	3,657,098	1,028,876

Proposal 2. The stockholders of the Company approved the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes were cast as follows:

For	Against	Abstain
6,362,123	2,452	2,011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/Thomas L. Wegman
Thomas L. Wegman
President